EXHIBIT 4.1

PACIFICORP
(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp’s
Mortgage and Deed of Trust,
Dated as of January 9, 1989

_____________________

Twenty-Ninth Supplemental Indenture
Dated as of July 1, 2018

Supplemental to PacifiCorp’s Mortgage and Deed of Trust
Dated as of January 9, 1989

_____________________

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After‑Acquired Property Provisions

TWENTY-NINTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of July, 2018, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 400 South Hope Street, Suite 400, Los Angeles, California 90071 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Twenty-Ninth Supplemental Indenture”) being supplemental thereto.
WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Twenty-Ninth Supplemental Indenture is to be recorded; and
WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and
WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of

First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-First	October 1, 2007
Twenty-Second	July 1, 2008
Twenty-Third	January 1, 2009
Twenty-Fourth	May 1, 2011
Twenty-Fifth	January 1, 2012
Twenty-Sixth	June 1, 2013
Twenty-Seventh	March 1, 2014
Twenty-Eighth	June 1, 2015

and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	Secured Medium-Term Notes, Series C	various	300,000,000	29,000,000
Fifth	Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	C-U Series	various	250,432,000	0
Seventh	Secured Medium-Term Notes, Series E	various	500,000,000	155,000,000
Eighth	6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	E-L Series	various	71,200,000	0
Eleventh	Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	Series 1994-1 Bonds	various	216,470,000	166,450,000
Thirteenth	Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	6.90% Series due November 15, 2011	11/15/11	500,000,000	0
Nineteenth	7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	Collateral Bonds, First 2003 Series	12/1/14	15,000,000	0
Twenty-First	Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	0
Twenty-Second	Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	0
Twenty-Third	Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	0
Twenty-Fourth	Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	5.45% Series due 2013	9/15/13	200,000,000	0
Twenty-Eighth	4.95% Series due 2014	8/15/14	200,000,000	0
Twenty-Ninth	5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	500,000,000
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	350,000,000
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000
Thirty-Eighth	3.85% Series due 2021	6/15/21	400,000,000	400,000,000
Thirty-Ninth	2.95% Series due 2022	2/1/22	450,000,000	450,000,000
Fortieth	4.10% Series due 2042	2/1/42	300,000,000	300,000,000
Forty-First	2.95% Series due 2023	6/1/23	300,000,000	300,000,000
Forty-Second	3.60% Series due 2024	4/1/24	425,000,000	425,000,000
Forty-Third	3.35% Series due 2025	7/1/25	250,000,000	250,000,000
________________________________
1 Amount outstanding as of June 1, 2018.

and
WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and
WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and
WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Twenty-Ninth Supplemental Indenture, and the terms of the bonds of the Forty-Fourth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;
Now, Therefore, This Indenture Witnesseth:
That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;
PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Twenty-Ninth Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Forty-Fourth Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “4.125% Series due 2049” (herein sometimes referred to as the Forty-Fourth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
(I) Bonds of the Forty-Fourth Series shall mature on January 15, 2049 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).
The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Forty-Fourth Series and to provide for exchangeability of such coupon bonds with the bonds of the Forty-Fourth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Bonds of the Forty-Fourth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Forty-Fourth Series, for issuances of additional bonds of the Forty-Fourth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.
(II) Bonds of the Forty-Fourth Series shall bear interest at the rate of four and one hundred and twenty five thousandths per centum (4.125%) per annum payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”). Bonds of the Forty-Fourth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.
The initial Interest Payment Date is January 15, 2019. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Forty-Fourth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
Interest payable on any bond of the Forty-Fourth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Forty-Fourth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Forty-Fourth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).
“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
Any interest on any bond of the Forty-Fourth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or

(ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Forty-Fourth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Forty-Fourth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Forty-Fourth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Forty-Fourth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Forty-Fourth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Forty-Fourth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.
(III) The principal of and interest and premium, if any, on each bond of the Forty-Fourth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.
(IV) Bonds of the Forty-Fourth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Forty-Fourth Series shall be redeemable in whole or in part and at any time prior to maturity at the option of the Company. Prior to July 15, 2048 (the “par call date”), the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the bonds of the Forty-Fourth Series matured on the par call date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker. At any time on or after the par call date, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus one hundred percent (100%) of the principal amount of bonds then Outstanding to be redeemed. The Company shall give the Trustee notice of the redemption price referred to in the second preceding sentence immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Forty-Fourth Series, the bonds of the Forty-Fourth Series to be redeemed shall be selected by lot; provided, that if the bonds of the Forty-Fourth Series are in book-entry only form, interests in such bonds shall be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.
“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Forty-Fourth Series (assuming, for this purpose, that the bonds of the Forty-Fourth Series matured on the par call date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).
“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotation for such redemption date.
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).
“Treasury Rate” means, as of a given redemption date, the rate per annum equal to the semi-annual equivalent or interpolated (on a daycount basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
(V) Each bond of the Forty-Fourth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.
(VI) At the option of the registered owner, any bonds of the Forty-Fourth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.
(VII) Bonds of the Forty-Fourth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Forty-Fourth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Forty-Fourth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-Fourth Series.
(VIII) After the execution and delivery of this Twenty-Ninth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Twenty-Ninth Supplemental Indenture, it is contemplated that there shall be issued bonds of the Forty-Fourth Series in an initial aggregate principal amount of Six Hundred Million Dollars (U.S. $600,000,000).

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Forty-Fourth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:
“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov.

15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Forty-Fourth Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Twenty-Ninth Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Twenty-Ninth Supplemental Indenture shall, for purposes of such Article, have the meanings specified in Article I of this Twenty-Ninth Supplemental Indenture.

SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Twenty-Ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-Ninth Supplemental Indenture.

SECTION 3.04. Whenever in this Twenty-Ninth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05. Nothing in this Twenty-Ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Twenty-Ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.
SECTION 3.06. This Twenty-Ninth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, and not previously described under the Mortgage, are as follows:

Sam’s Valley Substation
Internal Parcel No: ORJA-0108
County and State: Jackson County, Oregon
County Assessor number: 362W05-700

Legal Description:
Real property totaling approximately 17.74 acres located at 8971 Highway 234 in Central Point, Oregon, County of Jackson, State of Oregon, map number 362W05, tax lot number 700.

The East Half of the Northeast Quarter of the Northwest Quarter of Section 5 in Township 36 South, Range 2 West of the Willamette Meridian in Jackson County, Oregon. EXCEPTING THEREFROM the following: Commencing at the north quarter corner of Section 5 in Township 36 South, Range 2 West of the Willamette Meridian in Jackson County, Oregon, thence South 13 degrees 25'30" West 785.0 feet to the true point of beginning; thence North 89 degrees 36'30" East 200.0 feet; thence South 1 degrees 29'30" East 558.2 feet; thence South 89 degrees 36'30" West 200.0 feet; thence North 1 degrees 29'30" West 558.2 feet to the true point of beginning. ALSO EXCEPTING THEREFROM that portion conveyed to the State of Oregon (by and through its State Highway Commission) by deed recorded in Volume 346 page 12 of the Deed Records of Jackson County, Oregon.

Gromore Substation
Internal Parcel No: WAYA-0100
County and State: Yakima County, Washington
County Assessor number: 171322-44402

Legal Description:
Yakima County parcel number: 171322-44402

Lot 2 of Short Plat recorded April 13, 2004 under Auditor’s File No. 7394385, records of Yakima County, Washington, collectively with all improvements, structures, appurtenances, water rights, water shares (including 5.7 water shares issued by the Yakima Tieton Irrigation District), rights, privileges and easements belonging thereto, the “Property”.

Turkey Hill substation expansion
Internal Parcel No: ORKL-0306
County and State: Klamath County, Oregon
County Assessor number: 13,688 square feet came from a portion of R4112-01600-01300-000 and was added to existing parcel ORKL-0121 through lot line deed.

Legal Description:
Certain real property located in the County of Klamath, State of Oregon, described as follows:

Portion of Parcel ID R10365

That portion of land situate within the Northeast 1/4 of Section 16, Township 41 South, Range 12 East, Willamette Meridian, Klamath County, State of Oregon, more particularly described as follows:

Beginning at a point on the Easterly right-of-way line of Drazil Road, a County Road, said point also being the Northwest corner of that certain parcel of land described in that Warranty Deed to The California Oregon Power Company, recorded on July 6, 1925, in Book 67, page 224, Record of Deeds in Klamath County, Oregon, from which the 1/4 corner common to Section 9 and 16 of said Township bears North 01°25’ West, 2519 feet distant; Thence along said easterly right-of-way line, North 00°47’ West, 59.33 feet; thence departing said Easterly right-of-way line, North 89°13’ East, 148.67 feet; thence South 00°47’ East, 159.33 feet, more or less, to a point on the Northerly right-of-way line of State Route 50 (Klamath Falls - Malin Highway); thence along said Northerly right-of-way line, South 89°13' West, 48.67 feet, to the Southeast corner of said Warranty Deed parcel; thence departing said Northerly right-of-way line, along the Easterly line of said Warranty Deed parcel, North 00°47’ West, 100 feet; Thence along the Northerly line of said Warranty Deed parcel, South 89°13’ West, 100 feet, more or less, to the point of beginning.

Gateway substation
Internal Parcel No: ORMU-0133
County and State: Multnomah County, Oregon
County Assessor number: 1N2E33AB-00200

Legal Description:
TL 200 the Property-

Parcel 2: A tract of land in the City of Portland, County of Multnomah and State of Oregon, described as follows:

Beginning at the quarter section corner in the North side of Section 33, Township 1 North, Range 2 East of the Willamette Meridian; thence East tracing the North line of Section 33, 364.03 feet to a point; thence South on a line parallel with the West line of the Northeast quarter of Section 33, 326.5 feet to a point in the North line of the Oregon Railway and Navigation Company's right of way; thence Westerly tracing the said North line of Oregon Railway & Navigation Company's right of way 305.03 feet to a point in the West line of the Northeast quarter of Section 33, thence North tracing the West line of said Northeast quarter of Section 33, 431 feet to the place of beginning;

EXCEPT the right of the public in and to that portion thereof included in NE Halsey Street; and EXCEPTING therefrom the West 163 feet conveyed to NE VanHord Construction Co., by deed recorded April 15, 1947 in Book 1162 page 559; Deed Records.

Swift III - Marble Mountain
Internal Parcel No: WASK-0087
County and State: Skamania County, Washington
County Assessor number:
T7N R5E 23 = 07050000250000, T7N R5E 15 = 07050000170000, T7N R5E 11= 07050000120000, T7N R5E 9 SW1/4= 07050900010000, 07050900020000, 07050900030000, and 07050900040000, T7N R5E 9 NW1/4 = 07050900050000, 07050900060000, 07050900070000, and 07050900080000.

Legal Description:

TRACT 33
THE SOUTH 660 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 34
THE NORTH 660 FEET OF THE SOUTH 1320 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 35
THE NORTH 660 FEET OF THE SOUTH 1980 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 36
THE NORTH 660 FEET OF THE SOUTH 2640 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 37
THE NORTH 660 FEET OF THE SOUTH 3300 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 38
THE NORTH 660 FEET OF THE SOUTH 3960 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 39
THE NORTH 660 FEET OF THE SOUTH 4620 FEET OF THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 40
THE WEST 1335 FEET OF THE WEST HALF OF SECTION 9, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

EXCEPT THE SOUTH 4620 FEET THEREOF.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155.

TRACT 43
SECTION 11, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENTS RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NOS. BOOK 61, PAGE 155 AND BOOK 70, PAGE 652.

TRACT 46
THE NORTH HALF AND THE NORTH HALF OF THE SOUTHWEST QUARTER AND THE SOUTHEAST QUARTER OF SECTION 15, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155 AND EASEMENT SUPPLEMENT(S) RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. 94937.

TRACT 47
THE NORTH HALF AND THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER AND THE SOUTHEAST QUARTER OF SECTION 23, TOWNSHIP 7 NORTH, RANGE 5 EAST OF THE WILLAMETTE MERIDIAN, SKAMANIA COUNTY, WASHINGTON.

TOGETHER WITH EASEMENT FOR ACCESS CONVEYED BY EASEMENT RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO. BOOK 61, PAGE 155 AND EASEMENT SUPPLEMENT(S) RECORDED UNDER SKAMANIA COUNTY AUDITOR'S FILE NO(S). 88992 AND 74242.

Vantage to Pomona mitigation land
Internal Parcel No: WAKS-0001
County and State: Kittitas County, Washington
County Assessor number: 824536

Legal description:
County parcel #824536

The Northeast Quarter and the Southeast Quarter of Section 23, Township 15 North, Range 19 East, W.M., in the County of Kittitas, State of Washington, EXCEPT the Southwest Quarter of the Southeast Quarter.

Also shown of record as Parcel 4 of Survey recorded April 18, 2008 in Book 35 of Surveys, pages 11 through 14, Auditor's File No. 200804180063.

Vantage to Pomona mitigation land

Internal Parcel No: WAKS-0002
County and State: Kittitas County, Washington
County Assessor number: 804536 and 644536

Legal description
County parcel #804536

The Northeast Quarter of the Northeast Quarter of Section 26, Township 15 North, Range 19 East, W.M., in the County of Kittitas, State of Washington.

Also shown of record as Parcel 9 of Survey recorded April 18, 2008 in Book 35 of Surveys, pages 11 through 14, Auditor's File No. 200804180063.

AND;

County parcel #644536
The North Half of Section 25, Township 15 North, Range 19 East, W.M., in the County of Kittitas, State of Washington,

EXCEPT:
1. The Southwest Quarter of the Northwest Quarter thereof;
2. The South Half of the South Half of the Northeast Quarter thereof;
3. The South Half of the Southeast Quarter of the Northwest Quarter thereof;
4. Right-of-way of Primary State Highway No. 3

Also shown of record as Parcel 8 of Survey recorded April 18, 2008 in Book 35 of Surveys, pages 11 through 14, Auditor's File No. 200804180063.

Eagle Mountain Substation
Internal Parcel No: UTUT-0279
County and State: Utah, Utah
County Tax I.D. NO: Part of 558-005-0061 & 58-005-0070

Legal Desciption:
Acres: 3.681

Beginning at a point on the South line of the Northwest Quarter of the Southeast Quarter of Section 35 said point being North 00ᵒ10’26” East 1327.36 feet and North 89ᵒ53’39” East 580.97 feet from the South Quarter Corner of Section 35, Township 4 South, Range 1 West, Salt Lake Base and Meridian, and running thence North 17ᵒ18’57” West 338.93 feet; thence North 72ᵒ41’03” East 400.00 feet; thence South 17ᵒ18’57” East 462.83 feet to the South line of the Northwest Quarter of the Southeast Quarter of Section 35; thence South 89ᵒ53’39” West 418.74 feet along said South line to point of beginning.
The basis of bearing for this description is North 0ᵒ10’26” East 2654.41 feet as of record from the State Plane Coordinate and Dependant Resurvey of Township 4 South, Range 1 West, Salt Lake Base and Meridian, between the South Quarter corner and the Center Quarter corner of Section 35. As recorded in the office of the Utah County Surveyor.

Cameron Milford 138kV project
Internal Parcel Number: UBTR0025
County and State: Beaver, Utah
County Tax ID No. 02-0023-0003

Legal Description:
Acres: 3.04

Undivided ½ Interest:
Commencing 486 feet East from the Southwest corner of the Southeast Quarter of Section 7, Township 28 South, Range 10 West, Salt Lake Base and Meridian and running thence North 32ᵒ22’ East 1020 feet; thence North 52ᵒ37’ East 364.5 feet; thence North 237.2 feet to the Northeast corner of the Southwest Quarter of the Southeast Quarter; thence West to the Easterly right of way line of the Union Pacific Railroad Right of Way; thence Southwesterly along the Easterly Right of Way to the South line of Section 7, thence East 44 feet to the point of beginning.

Excepting therefrom that portion lying within the boundaries of the Union Pacific Railroad right of way.

Subject to a Right of Way for a Road and incidental purposed as now exists.

Hickory Substation
Internal Parcel No: UTBR-0026
County and State: Beaver, Utah
County Tax I.D. NO: Part of 2-11-3

Legal Description:
Acres: 7.70
Beginning at a point that is located N 89ᵒ08’10” W 760.2 feet and SOUTH 34.6 feet from the Center Quarter Corner of Section 6, Township 27 South, Range 10 West, Salt Lake Base and Meridian; thence S 89ᵒ01’13” E 383.6 feet; thence S 00ᵒ58’47” W 5.0 feet; thence S 89ᵒ01’13” E 410.0 feet; thence N 00ᵒ58’47” E 5.0 feet; thence S 89ᵒ01’13” E 131.4 feet; thence S 00ᵒ58’47” W 365.0 feet; thence N 89ᵒ01’13” W 925.0 feet; thence N 00ᵒ58’47” E 365.0 feet to the point of beginning. Part of Parcel 2-11-3.
Containing 7.70 acres, more or less.
Being in the NE ¼ of the SW ¼ and the NW ¼ of the SE ¼ of said Section 6. Basis of Bearings in S 00ᵒ37’30” W from a 2012 BLM aluminum cap monument at the Center Quarter Corner to a 2009 Beaver County aluminum cap monument at the South Quarter Corner of said Section 6.

Holt Substation
Internal Parcel No: UTIR-0058
County and State: Iron, Utah
County Tax I.D. NO: Part of E-1463-1 and Part of E-1463-2

Legal Description:
Acres: 1.27

Beginning at a point that is located N 89ᵒ59’47” E 648.44 feet along the section line and NORTH 103.85 feet from a spike in a cedar stump for the Southwest Corner of Section 24 (northwest Corner of Section 25), Township 36 South, Range 16 West, Salt Lake Base and Meridian; running thence N 59ᵒ43’13” E 305.00 feet; thence S 30ᵒ16’46” E 69.80 feet; thence N 59ᵒ43’14” E 5.00 feet; thence S 30ᵒ16’46” E 110.30 feet; thence S 59ᵒ43’13” W 310.00 feet; thence N 30ᵒ16’46” W 180.00 feet to the point of beginning. Part of Parcel E1463-1 and E1463-2.
Containing 1.27 acres, more or less.
Being in the SW ¼ of the SW ¼ of Section 24 and the NW ¼ of the NW ¼ of Section 25, Township and Range aforesaid.
Basis of bearings is N 89ᵒ59’47” E along the section line from a spike in a cedar stump for the Southwest Corner to a marked stone for the South Quarter Corner of said Section 24.

Snyderville Substation Expansion
Internal Parcel No: UTSU-0040
County and State: Summit, Utah
County Tax I.D. NO: KJS-3-AM3&5

Legal Description:
Acres: .89

The Basis of Bearing for this Survey is South 00ᵒ15’22” West from the found Northeast Corner of Section 24, Township 1 South, Range 3 East, Salt Lake Base and Meridian to the found Southeast Corner of said Section 24.
Beginning at the Southeast Corner of Lot 3, Kimball Junction Subdivision Amendment to Lots 3 and 5, Record No.989480, said point being North 89ᵒ31’06” West, along the Section line, 361.69 feet and North 00ᵒ28’54” East 401.80 feet from the Southwest Corner of section 19, Township 1 South, Range 4 East, Salt Lake Base and Meridian and running thence North

89ᵒ12’39” West, along the Boundary line of said Lot 3, 175.40 feet; thence North 00ᵒ51’41” East 214.13 feet; thence South 89ᵒ10’03” East 275.00 feet; thence South 00ᵒ47’10” East 14.00 feet to the South line of said Lot 3; thence along said Lot line the following two (2) courses: 1) North 89ᵒ10’03” West 100.00 feet; 2) South 00ᵒ51’41” West 200.00 feet to the Southeast Corner of said Lot 3 and the point of beginning.
Contains 0.89 acres or 38,943 SF, more or less.

Panguitch Solar
Internal Parcel No: UTGU-0007
County and State: Garfield, Utah
County Tax I.D. NO: Part of 07-0063-0544

Legal Description:
Acres: 9.75

Beginning North 89ᵒ42’45” East 1049.96 feet and North 1756.05 feet from the Southwest corner of Section 29, Township 34 South, Range 4 West, Salt Lake Base and Meridian, and running thence South 89ᵒ50’17” East 527.46 feet; thence North 0ᵒ42’48” East 705.85 feet to a point on the Southerly line of the Johnston Parcel (p-549); thence North 89ᵒ50’45” West along said Johnston Parcel, 77.57 feet to the Southeast corner of LeFevre parcel (p-576); thence South 89ᵒ12’30” West along said parcel 151.38 feet to the Southwest corner of said LeFevre parcel; thence North 1ᵒ51’16” East along said LeFevre parcel 180.17 feet to the Southerly right of way line of 175 North Street; thence South 89ᵒ24’34” West along said Southerly right of way line 302.22 feet; thence South 0ᵒ42’47” West 879.45 feet to the point of beginning.

Terminal-Oqhirrh Transmission Lands (Mtn View Corridor)
Internal Parcel No: UTSL-0228
County and State: Salt Lake, Utah
County Tax I.D. NO: 2002426004

Legal Description:
Acres: .037

A tract of land situate in Lot 206, Cape Cod Estates Phase 2, a subdivision recorded as Entry No. 5616263 in Book 93-9 at Page 269 in the Office of the Sale Lake County Recorder, in the NW ¼ SE ¼ of Section 2, T. 2 S., R. 2 W., S.L.B. & M. The boundaries of said tract of land are described as follows:
Beginning at the northwest corner of said Lot 206; and running thence S. 89ᵒ51’34” E. 16.06 feet along the northerly boundary line of said lot; thence S. 00ᵒ07’27” W. 100.20 feet to the existing northerly right of way line of Cape Cod Drive; thence N. 89ᵒ44’26” W. 16.30 feet along said right of way line to the southwest corner of said lot; thence N. 00ᵒ15’34” East 100.17 feet along the westerly boundary line of said lot to the point of beginning. The above described tract of land contains 1,621 square feet in area or 0.037 acres, more or less.

106th SOUTH SUBSTATION
Internal Parcel No.: UTSL0869
County and State: Salt Lake, Utah
County Tax I.D. No.: 27-13-451-016

Legal Description:
Acres: 0.30

A tract of land situate in the Northeast quarter of the Southwest quarter and the Northwest quarter of the Southeast quarter of Section 13, Township 3 South, Range 1 West, Salt Lake Base and Meridian, being more particularly described as follows:

Beginning on the West boundary line of the Grantor's land, said West boundary lien also being the East right of way line of the Union Pacific Railroad at a point 1356.91 feet North and 156.28 feet West, more or less, from the South one quarter corner of Section 13, Township 3 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 06°04’58” East 40.18 feet along said West boundary; thence East 106.04 feet; thence North 66°58’44” East 224.57 feet to the Northeasterly boundary line of the Grantor's land, said Northeasterly boundary line also being the Southwesterly right of way line of a PacifiCorp transmission corridor; thence South 23°01’16” East 37.58 feet along said Northeasterly boundary line; thence South 66°58’44” West 238.22 feet; thence West 112.36 feet to the point of beginning; containing 0.30 of an acre, more or less.

AMASA SUBSTATION
Internal Parcel No.: WYCV-0039
County and State: Converse, Wyoming
County Tax I.D. No.: 32760110002100

Legal Description:
Acres: 5.00

A Parcel located in and being a portion of Lot 7, Section 1, Township 32 North, Range 76 West of the Sixth Principal Meridian, Converse County, Wyoming and being more particularly described by metes and bounds as follows:

Beginning at the northerly corner of said Parcel and a point in said Lot 7, Section 1. and from which point the northwest corner of said Lot 7, Section 1. Bears N.67°16’14”W., 335.83 feet; thence from said Point of Beginning and along the northeasterly line of said Parcel, in said Lot 7, Section 1, S.63°11’49”E., 466.70 feet to the easterly corner of said Parcel; thence along the southeasterly line of said Parcel, S.26°48’11”W., 466.70 feet to the southerly corner of said Parcel; thence along the southwesterly line of said Parcel, N.63°11’49”W., 466.70 feet to the westerly corner of said Parcel; thence along the northwesterly line of said Parcel, N.26°48’11”E., 466.70 feet to the Point of Beginning and containing 5.00 acres, more or less.

CAMP WILLIAMS-SPANISH FORK 345
Internal Parcel No.: UTSL-0871
County and State: Salt Lake, Utah
County Tax I.D. No.: 33-22-200-004

Legal Description:
Acres: 0.582

Beginning at the center of Section 22, Township 4 South, Range 1 West, Salt Lake Base and Meridian (said center of Section being North along the section line 2619.39 feet from the South quarter corner of said Section 22), and running thence North 45.00 feet ; thence South 70°24’00” West 76.83 feet; thence North 31°35’54” West 61.34 feet; thence North 70°24’00” East 110.94 feet; thence North 144.06 feet; thence South 31°35’54” East 297.85 feet; thence North 89°39’19” West 156.06 feet to the point of beginning, containing 0.582 of an acre.

CAMP WILLIAMS-SPANISH FORK 345
Internal Parcel No.: UTSL-0872
County and State: Salt Lake, Utah
County Tax I.D. No.: 33-22-400-020

Legal Description:
Acres: 3.26

Beginning at a point being South 488.23 feet along the section line and East 455.82 feet from the center of Section 22. Township 4 South, Range l West, Salt Lake Base and Meridian (said center of Section being North along the section line 2619.39 feet from the South quarter corner of said Section 22), and running thence South 31°35’54” East 973.00 feet; thence North. 89°34’05” West 217.04 feet; thence North 31°35’54” West 459.65 feet; thence North 06°58’00” West 438.69 feet to the paint of beginning, containing 3.26 acres, more or less.

CAMP WILLIAMS-SPANISH FORK 345
Internal Parcel No.: UTSL-0873
County and State: Salt Lake, Utah
County Tax I.D. No.: 33-22-400-020

Legal Description:
Acres: 0.039

Beginning at a point being South 97.41 feet along the section line from the center of Section 22, Township 4 South, Range 1 West, Salt Lake Base and Meridian (said center of said Section 22), and running thence South 32°01’00” East 648.63 feet; thence South 06°48’00” East 12.55 feet; thence North 31°35’54” West 659.15 feet; thence North 1.01 feet to the point of beginning, containing 0.039 of an acre, more or less.

McClelland Substation
Internal Parcel No.: UTSL-0868
County and State: Salt Lake, Utah
County Tax I.D. No. 16-08-251-004

Legal Description:
THE BASIS OF BEARING FOR THIS DESCRIPTION IS NORTH 89°27’58" WEST BETWEEN THE FOUND STREET MONUMENT AT THE INTERSECTION OF 800 SOUTH AND MCCLELLAND STREET AND THE FOUND STREET MONUMENT AT THE INTERSECTION OF 800 SOUTH 900 EAST STREET.

BEGINNING AT A POINT BEING NORTH 89°28’39” WEST 211.00 FEET ALONG THE SOUTHERLY RIGHT OF WAY LINE OF 800 SOUTH STREET AND SOUTH 00°34’47” WEST 110.76 FEET FROM THE NORTHEAST CORNER OF BLOCK 8, FREMONT HEIGHTS SUBDIVISION PLAT RECORDED AS C-143 IN THE OFFICIAL RECORDS OF THE SALT LAKE COUNTY RECORDER’S OFFICE, SAID POINT ALSO BEING SOUTH 00°36'00" WEST 68.20 FEET ALONG THE MONUMENT LINE AND NORTH 89°28’39” WEST 244.00 FEET AND SOUTH 00°34’47” WEST 100.76 FEET FROM THE FOUND BRASS CAP MONUMENT AT THE INTERSECTION OF 800 SOUTH AND MCCLELLAND STREET AND RUNNING THENCE SOUTH 00°34’47” WEST 44.49 FEET; THENCE NORTH 89°25’13” WEST 3.57 FEET; THENCE NORTH 13°41’48” WEST 45.90 FEET; THENCE SOUTH 89°25’13” EAST 14.89 FEET TO THE POINT OF BEGINNING.

CONTAINS 410 Sq. Ft. more or less

SAMARIA METERING STATION
Internal Parcel No.: UTBX-0087
County and State: Box Elder, Utah
County Tax I.D. No.: 08-046-0002

Legal Description:
Acres: 0.24

A parcel of land, situate in the Southeast Quarter of Section 17, Township 14 North, Range 3 West, Salt Lake Base and Meridian, Box Elder County, Utah. The boundaries of said parcel are described as follow:

Beginning at a point which is 2667.24 feet N.89°02’03”E. along the section line and 917.76 feet N.00°57’57”W. from the Southwest Corner of said Section 17 and running thence N.14°25’09”W. 110.00 feet; thence N.75°34’51”E. 95.00 feet; thence S.14°25’09”E. 110.00 feet; thence S.75°34’51”W. 95.00 feet to the point of beginning, containing 0.24 of an acre, more or less.

TRAVERSE RIDGE COMM SITE
Internal Parcel No.: UTUT-0277
County and State: Utah, Utah
County Tax I.D. No.: 11-013-0141

Legal Description:
Acres: 0.258

Beginning at a point which is North 1196.97 feet and East 1178.03 feet from the Northeast Comer of Section 24, Township 4 South, Range 1 West, Salt Lake Base and Meridian; thence North 19°14’37” West 113.62 feet to the southerly right of way line of the Access Road Easement (Entry No. 129183:2016); thence North 79°10’26” East along said right of way 2.16 feet to a point of curvature; thence along said right of way and along the arc of a 260.00 foot radius curve to the left 98.54 feet through a central angle of 21°42’51”,the chord of which bears North 68°19’11” East 97.95 feet; thence leaving said right of way South 19°14’37” East 117.47 feet; thence South 70°45’23” West 100.00 feet to the point of beginning, containing 0.258 of an acre, more or less.

Naughton Plant FGD Pond
Parcel #: WYLY-0048

County and State: Lincoln, Wyoming
Tax ID: 20171210001900, 20170110001800, 21163340002900

Legal Description:
Resurvey of T.21N., R.116W., 6th P.M., Lincoln County, Wyoming.
All of Tract 78, being 40.38 acres more or less.

Section 1 of the Resurvey of T.20N., R.117W., 6th P.M., Lincoln County, Wyoming.

a)	All of the SE1/4SW1/4 being 40.11 acres.
All of the SW1/4Se1/4 being 40.18 acres.
All of Lot 9 being 20.44 acres.

b)	All of Lot 8 of Section 1 of the Resurvey of T.20N., R.117W., 6th P.M., Lincoln County, Wyoming except the following;

I.	N1/2NE1/4, of said Lot 8 as described and recorded in QCD to H.L. Martin in book 186PR on page 321 on file in the Lincoln County Clerk’s Office in Kemmerer, Wyoming and being 1.91 acres more or less.

II.	S1/2NW1/4 of said Lot 8 as described and recorded in QCD to Ernie Mecca in book 186PR on page 320 on file in the Lincoln County Clerk’s Office in Kemmerer, Wyoming and being 1.93 acres more or less.

III.
NW1/4SE1/4 of said Lot 8 as described and recorded in QCD to Dennis C. Miller in book 204PR on page 546 on file in the Lincoln County Clerk’s Office in Kemmerer, Wyoming and being 0.96 acres more or less.

The remnant of said Lot 8 being 10.60 acres more or less.

c)	The N1/2 of Lot 10, being 10.29 acres more or less.

d)	Part of the NW1/4SW1/4 and the SW1/4SW1/4 of Section 1 of the Resurvey of T.20N., R.117W., 6th P.M., Lincoln County, Wyoming being more particularly described as follows.

Commencing at the common 1/4th corner of Sections 1 and 12 of the resurvey of T.20N., R.117W., 6th P.M., Lincoln County, Wyoming where is found a standard USGLO brass cap monument and from which the monumented common corner of Section 1,2,11 and 12 of said resurvey bears S89°22’00”W, 2641.73 feet and being monumented a standard USGLO brass cap. Thence S89°22’07”W, 1320.86 feet to the Point of Beginning. Said point being the W 1/16th corner of Sections 1 and 12 and being monumented by a 3” diameter aluminum survey cap on 3/4 inch diameter rebar and being stamped “Uinta Engineering & Surveying, RLS 482” with other appropriate markings. Said 3 inch aluminum cap monument hereinafter referred to as a 3” UES ACM. Thence S89°21’53”W along the monumented common boundary line between said Sections 1 and 12 a distance of 159.56 feet to a point being monumented by a 2 inch aluminum cap monument on 5/8” diameter rebar with the cap stamped “PELS 5465” and other appropriate markings. Said 2 inch aluminum cap monument hereinafter known as a 2” CCI ACM.

Thence N0°32’05”E, 820.01 feet to a point where is found a 2” CCI ACM;

Thence N77°01’50”W, 649.91 feet to a point where is found a 2” CCI ACM;

Thence N89°30’38”W, a distance of 526.37 feet to a point on the monumented west boundary line of said Section 1 where is found a 2” CCI ACM. Said point bears N0°32’11”E, 983.25 feet from said common corner monument of Sections 1, 2, 11 and 12;

Thence N0°32’11”E, a distance of 337.46 feet to the monumented S 1/16th corner of Section 1 and 2 where is found a 3” UES ACM.

Thence N0°32’52”E, a distance of 660.05 feet to the monumented N-S 1/64th corner of Section 1 and 2 where is found a 3” UES ACM. Said point being a point on the south boundary of that parcel of land, hereinafter known as the PacifiCorp Parcel, as described and recorded in Book 338PR on Page 458 on file in the Office of the Clerk of Lincoln County, in Kemmerer, Wyoming, and from which the W 1/4th corner of said Section 1 bears N00°32’29” E, 660.65 feet where is found a 3” diameter aluminum survey cap on 2 ½ inch diameter aluminum pipe stamped “Crank Companies, Inc., PELS 5465” with other appropriate markings. The following course being along the southerly boundary of said PacifiCorp Parcel.

Thence N89°09’48”E a distance of 1318.81 feet to a point where is found a 2” CCI ACM. Said point being a point on the west boundary of a parcel conveyed to Utah Power and Light Company as described and recorded in Book 116PR on Page 449 on file in the Office of the Clerk of Lincoln County, in Kemmerer, Wyoming,

Thence S00°28’37”W along the west boundary of said Utah power and Light Company Parcel a distance of 662.68 feet to the SW 1/16th corner of said Section 1 where is found a 3” UES ACM;

Thence S00°28’42”W a distance of 1322.67 feet to the point of beginning.

Said parcel containing 35.19 acres more or less.

Part of the N1/2N1/2 of Section 12 of the Resurvey of T.20N., R.117W., 6th P.M., Lincoln County, Wyoming being more particularly described as follows.

Beginning at the common 1/4th corner of Sections 1 and 12 of the resurvey of T.20N., R.117W., 6th P.M., Lincoln County, Wyoming where is found a standard USGLO brass cap monument and from which the common corner of Sections 1,2,11 and 12 of said resurvey bears S89°22’00”W, 2641.72 feet and being monumented with a standard USGLO brass cap. Thence N89°09’19”E, along the monumented common boundary line between said Sections 1 and 12, a distance of 1323.33 feet to the E 1/16th corner of said Sections 1 and 12 where is found a 3 inch aluminum cap monument on 2 ½ inch diameter aluminum pipe stamped “PELS 5465” with other appropriate markings;

Thence S0°16’13”W along the extension of the monumented west boundary line of Lot 10 of said Section 1 south into said Section 12, 209.86 feet to the intersection of the north right of way boundary of Lincoln County Road 12-304 (Elkol Road) where is found a 2” CCI ACM. Said County Road right of way being described and recorded as receiving instrument number 949696 in the County Road Files for Lincoln County Road 12-304 in the Lincoln County Clerk’s Office in Kemmerer, Wyoming.

Thence S56°02’53”W along the northerly right of way boundary of said Lincoln County Road 12-304, 1370.05 feet to a point where is found a 2” CCI ACM;

Thence S89°22’00”W a distance of 1675.10 to a point where is found a 2” CCI ACM;

Thence N0°32’05”E a distance of 957.75 to a point on the monumented north boundary line of said Section 12 and where is found a 2” CCI ACM;

Thence N89°21’53”E along the monumented north boundary line of said Section 12, a distance of 159.56 feet to the W 1/16th corner of said Sections 1 and 12 where is found a 3” diameter aluminum survey cap on 3/4 inch diameter rebar and being stamped “Uinta Engineering & Surveying, RLS 482” with other appropriate marking. The common corner of Sections 1, 2, 11 and 12 bears S89°21’53”W a distance of 1320.87 feet.

Thence N89°22’07”E along the monumented north boundary line of said Section 12, a distance of 1320.86 feet to the point of beginning.

Said parcel containing 51.97acres more or less.

Naughton Plant - Oakley Pumping
Parcel #: WYLY-0049
County and State: Sweetwater, Wyoming
Tax ID: 21163540036000

Legal Description:
A parcel of land being part of the southerly portion of Tract 107 (in Section 35) of the Resurvey of T.21N., R.116W., 6th P.M., Lincoln County, Wyoming and being an unplatted portion of the City of Kemmerer, Wyoming being more particularly described as follows.

Commencing at the southerly 1/4th corner of Section 35 of the resurvey of T.21N., R.116W., 6th P.M., Lincoln County, Wyoming where is found a standard USGLO brass cap monument; Thence S89°56’53”E, along the monumented south boundary line of said Section 35 and Tract 107 a distance of 978.16 feet to the Point of Beginning. Said point being monumented by a 2 inch aluminum cap monument on 5/8” diameter rebar with the cap stamped “PELS 5465” and other appropriate markings. Said 2 inch aluminum cap monument hereinafter known as a 2” CCI ACM and from which the northeast corner of Section 5 of the Resurvey of T.20N., R.116W., 6th P.M., Lincoln County, Wyoming bears S89°56’53”E, 1299.38 feet and being monumented by a standard USGLO brass cap.
Thence N13°28’40”W, 34.10 feet to a point;
Thence N09°23’07”E, 1111.18 feet to the common corner of parcels to be known as KS-12, KS-18 and KS-19;
Thence N55°28’38”E, 1189.02 feet along the common boundary lines of parcels to be known as Parcels KS-12 and KS-19 to the common west corner of Parcels KD 2 and KD 3 as identified on the Record of Survey map for “The Pittsburg and Midway Coal Mining Co., K D Parcels” as recorded in the Lincoln County Clerk’s Office in Kemmerer, Wyoming as receiving instrument number 922290. Said point being monumented by a 2” CCI ACM.
Thence S00°03’50”W, 1804.38 feet (S00°04’”W, 1804.08 feet record) along the west boundary line of said Parcel KD 3 to the southwest corner of said Parcel KD 3 where is found a 2” CCI ACM and from which the northeast corner of Section 5 of the Resurvey of T.20N., R.116W., of the 6th P.M., Lincoln County, Wyoming bears S89°56’53”E, 148.50 feet and where is found a standard USGLO brass cap.
Thence N89°56’53”W, 1150.88 feet along the monumented south boundary line of said Section 35 and Tract 107 to the point of beginning.
Said parcel contains 35.37 acres more or less.
Subject to easements, reservations and restrictions of record or in use.

Jim Bridger Landfill
Parcel #: WYSW-0050
County and State: Sweetwater, Wyoming
Tax ID:  NA

Legal Description:
T. 21 N., R. 101 W., Section 24, NW/4SW/4, W/2NE/4SW/4, 6th PM, Sweetwater County, WY
Said parcel contains 60 acres more or less.

Purgatory Flat Transmission
Parcel #: UTWN0085
County and State: Washington, Utah
Tax ID: 4115-F-HV

Legal Description:
Acreage: 6.67 acres

A portion of the Northeast quarter of the Northeast quarter of Section 9, Township 42 South, Rang 14 West, Salt lake Meridian, located in Washington County, Utah and described as follows:
Beginning at the Northeast corner of said Section 9, thence South 0ᵒ05’00” West 877.28 feet along the east line of said Section 9; thence North 89ᵒ53’46” West 295.14 feet; thence North 0ᵒ06’23” East 533.36 feet; thence North 27ᵒ29’09” West 390.79 feet to the north line of said Section 9; thence South 89ᵒ36’10” East 475.80 feet along said north line to the point of beginning.
Containing: 6.67 acres, more or less.

Pintura Substation
Parcel #: UTIR0059
County and State: Iron, Utah
Tax ID: E-0615-0002-0000

Legal Description
Acreage: 4.5822 acres

A parcel of land in fee being part of an entire tract of property, situate in the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) of Section 12, Township 35 South, Range 13 West, Salt lake Base and Meridian, in Iron County, Utah. The boundaries of said parcel of land are described as follows:

Beginning 1,325.00 feet North 89ᵒ10’07” West along the East-West Quarter Section line and 82.67 feet North from the East Quarter corner of Section12; and running thence North 30ᵒ27’22” West 370.00 feet; thence North 59ᵒ32’38” East 274.00 feet; thence North 30ᵒ27’22” West 180.00 feet; thence North 59ᵒ32’38” East 40.00 feet; thence South 30ᵒ27”22” East 180.00 feet; thence North 59ᵒ32’38” East 206.00 feet; thence South 30ᵒ27’22” East 370.00 feet; thence South 59ᵒ32’38” West 520.00 feet to the point of beginning.
The above described parcel of land contains 199.600 square feet in area or 4.5822 acres, more or less.

Westwood Substation
Parcel #: IDJI-0019
County and State: Jefferson, Idaho
Tax ID: RP04N39E326000

Legal Description:
Acreage: 1.15 acres total

A parcel of land situate in the southwest ¼ of the southwest ¼ of Section 32, T. 4 N., R. 39 E., B.M., Jefferson county, Idaho, being more particularly described as follows:

Beginning on the north right of way line of 145 North Street at a point N.0°43'24"E. 22.0 feet along the section line and S.89°29'23"E. 26.0 feet, more or less, from the southwest corner of said section 32; and running thence S.89°29'23"E. 250.0 feet, more or less, along said right of way line; thence N.0°43'24"E. 200.00 feet, more or less; thence N.89°29'23"W. 250.00 feet, more or less, to the east right of way line of Graham Road; thence S.0°43'24"W. 200.00 feet, more or less, along said right of way line to the point of beginning, being on said land, containing 50,000.0 sq. ft. or 1.15 acres, more or less.

Rock Springs Tech Ops Buildings and Land
Parcel #: WYSW0051
County and State: Sweetwater, Wyoming
Tax ID: Lots 1, 2, and 5 in Block 14 of the Mountainaire subdivision, Fifth Section.

Legal Description:
Acreage: 2.07 acres

Lots 1, 2, and 5 in Block 14 of the Mountainaire subdivision, Fifth Section and being in Section 9, T. 19 N., R. 105 W., of the 6th P.M.
Ivins Substation Expansion
Parcel #: UTWN-0057
County and State: Washington, Utah
Tax ID: I-SB-24-A-1-A

Legal Description:
Acreage: 0.21 acre additional

A parcel of land situate in Lot 5, Block 13, Santa Clara Bench Irrigation Survey and in the NE ¼ of the NW ¼ of Section 5, T. 42 S., R. 16 W.,S. L. M., described as follows:
Beginning at the southeast corner of the Grantor’s land said southeast corner being the southeast corner of Lot 5, Santa Clara Bench Irrigation Survey, said point also being 683 feet south and 708 feet west, more or less, from the north one quarter corner of Section 5, T. 42 S., R. 16 W.,S. L. M.; and running thence N.89°38’49”W. 182.00 feet, more or less, along the south boundary line of said Grantor’s land; thence N.1°11’21”E. 50.12 feet, more or less, to the south boundary line of an existing Rocky Mountain Power Substation; thence S.89°38’39”E. 182.00 feet, more or less along said boundary line to the east boundary line of the Grantor’s land; thence S.1°11’21”W. 50.12 feet along said east boundary line to the point of beginning, being in said Lot  5, and in the NE ¼ of the NW ¼ of said Section 5; containing 9,121.22 sq. ft. or 0.21 of an acre, more or less.

American Fork Service Center additional property
Internal Parcel Number: UTUT-0276
County and State: Utah, Utah
County Tax ID No. 20290020

Legal Description:
Acres: 0.120

Beginning at the Southwest Corner of the Grantor’s land South 89ᵒ 59’ 00” East 262.64 feet from the Southwest Corner of Block 16, Plat “A”, American Fork City Survey, and running thence North 108.01 feet along a West boundary line of said Grantor’s land; thence South 89ᵒ 59’ 00” East 49.53 feet; thence South 108.01 feet to the South boundary line of the Grantor’s land; thence North 89ᵒ 59’ 00” West 49.53 feet along said South boundary line to the point of beginning and being in the Northwest Quarter of the Northwest Quarter of Section 24, Township 5 South, Range 1 East, Salt Lake Base and Meridian.

Terminal-Camp Williams 345kV property exchange
Internal Parcel No: UTSL-0724
County and State: Salt Lake
County Tax I.D. No: 33-22-100-007-0000; 33-22-200-029-0000; 33-22-400-020-0000

Legal Description:
Acres: 3.65

Parcel 1:
Beginning at the center of Section 22, Township 4 South, Range 1 West, Salt Lake Base and Meridian (said center of Section being North along the section line 2619.39 feet from the South quarter corner of said Section 22) and running thence North 45.00 feet; thence South 70º 24’ 00” West 76.83 feet; thence North 31º 35’ 54” West 61.34 feet; thence North 70º 24’ 00” East 110.94 feet; thence North 144.06 feet; thecne South 31º 35’ 54” East 297.85 feet; thence 89º 39’ 19” West 156.06 feet to the point of beginning.

Parcel 2:
Beginning at a point being South 488.23 feet along the secion line and East 455.82 feet from the center of Section 22, Township 4 South, Range 1 West, Salt Lake Base and Meridian (said center of Section being North along the secion line 2619.39 feet from the South quarter corner of said Section 22), and running thence South 31º 35’ 54” East 973.00 feet; thence North 89º 34’ 05” West 217.04 feet; thence North 31º 35’ 54” West 459.65 feet; thence North 06º 58’ 00” West 438.69 feet to the point of beginning.

Parcel 3:
Beginning at a point being South 97.41 feet along the section line from the center of Section 22, Township 4 South, Range 1 West, Salt lake Base and Meridian (said center of said Section 22), and running thence South 32º 01’ 00” East 12.55 feet; thence South 06º 48’ 00” East 12.55 feet; thence North 31º 35’ 54” West 659.15 feet; thence North 1.01 feet to the point of beginning.

ONEIDA HE PLANT AND SUBSTATION - PROJECT
Parcel #: IDFI-0037
County and State: Franklin, Idaho
Tax ID: Multiple (see below)

Legal Description:
Acreage: 359.48 as surveyed (previously reported as 328.70)

ASSESSOR PARCEL NUMBER RP00575.00 (SMITH PARCEL COMBINED WITH COMM SITE):

The West Half of the Southwest Quarter (W1hSW/t+) Section 24, Township 13 South, Range 40 East, Boise Meridian, located in the County of Franklin, State of Idaho.

CONTAINING: 79.93 Acres, more or less.

ASSESSOR PARCEL NUMBER RP00576.00:

That portion of the Northwest Quarter of the Northwest Quarter (NW }4NW1/t+) of Section 25, Township 13 South, Range 40 East, Boise Meridian, located in the County of Franklin, State of Idaho, described as follows:

BEGINNING at the Northwest Corner of said Section 25; thence North 89° 30' 26" East 1,307.68 feet along the section line to the west sixteenth line of said Section 25; thence South 00° 09' 34" East 918.81 feet along said sixteenth line to an existing ancient fence; thence generally along said ancient fence the following four (4) courses: 1) North 89° 21' 09" West 329.99 feet; 2) South 80° 09' 35" West 358.59 feet; 3) South 62° 08 '35" West
660.20 feet; 4) South 70° 57' 01" West 45.79 feet to the west line of said Section 25; thence
North 00° 00' 11" East 1,288.55 feet along said west line to the POINT OF BEGINNING. CONTAINING: 30.85 Acres, more or less.

ASSESSOR PARCEL NUMBER RP00583.00:

That portion of the Northeast Quarter of the Southeast Quarter (NE }4SE}4) of Section 26, Township 13 South, Range 40 East, Boise Meridian, located in the County of Franklin, State of Idaho, and described as follows:

COMMENCING at the East Quarter Corner of said Section 26; thence North 89°06'47" West 587.35 feet along the center quarter line to the northeasterly extension of an existing ancient fence and the POINT OF BEGINNING; thence generally along said fence the following three courses: 1) South 62° 30' 51" West 605.17 feet; 2) South 18° 43' 58" West 433.97 feet; 3) thence South 22° 45' 20" West 133.86 feet to the east sixteenth line; thence along said sixteenth line North 00° 00' 08" East 825.00 feet along said sixteenth line to said center quarter line; thence South 89° 06' 47" East 728.07 feet along said center quarter line to the POINT OF BEGINNING;

ALONG WITH that portion of the West Half of the East Half (W1hE1h) of Section 26, Township 13 South, Range 40 East, Boise Meridian, located in the County of Franklin, State of Idaho, and described as follows:

BEGINNING at the South Quarter Corner of said Section 26; thence North 00°00'05" East 1,943.66 feet along the quarter section line to the Northwest corner of the Southwest Quarter of the Northwest Quarter of the Southeast Quarter (SW%NW%SE%); thence South 89°23'27" East 657.66 feet along the North line of said Southwest Quarter of the Northwest Quarter of the Southeast Quarter to the Southwest corner of the Northeast Quarter of the Northwest Quarter of the Southeast Quarter (NE%NW%SE%); thence North 00°00'06" East 1,307.96 feet along the West line of said Northeast Quarter of the Northwest Quarter of the Southeast Quarter and the West line of the Southeast Quarter of the Southwest Quarter of the Northeast Quarter (SE%SW%NE%);thence South 89°08'02" East 657.71 feet along the North line of said Southeast Quarter of the Southwest Quarter of the Northeast Quarter to the Northeast corner of said Southeast Quarter of the Southwest Quarter of the Northeast Quarter; thence South 00°00'08" West 1,329.31 feet along the East line of said Southeast Quarter of the Southwest Quarter of the Northeast Quarter (SE%SW%NE%) and the East line of the Northeast Quarter of the Northwest Quarter of the Southeast Quarter (NE%NW%SE%) of said Section 26 to an existing ancient fence; thence generally along said ancient fence the following nine (9) courses: 1) South 58°51'06" West 843.64 feet; 2) South 08°08'30" West 392.01 feet; 3) South 48°12'09 11 East 319.88 feet; 4) South 08°33'0411 West 150.44 feet; 5) South 31°48'3711 West 179.07 feet; 6) South 48°34'59 11 East 294.31 feet; 7) South 65°18'4011 East 298.25 feet; 8) South 08°08'2511 East 185.47 feet; 9) South 49°24'21 11 West 91.58 feet to the South line of said Section 26; thence South 89°46'3211 West 1,107.91 feet along said south line to the POINT OF BEGINNING.
CONTAINING IN TOTAL: 60.69 Acres, more or less.

ASSESSOR PARCEL NUMBER RP00614.00:

That portion of the East Half of Section 35, Township 13 South, Range 40 East, Boise Meridian, located in the County of Franklin, State of Idaho, and described as follows:

BEGINNING at the South Quarter Corner of said Section 35; thence North 00°01'1611 East 5399.19 feet along the quarter section line of said Section 35 to the North Quarter Corner of said Section 35; thence North 89°46'3211 East 1,107.91 feet along the North line of said Section 35 to an existing ancient fence; thence generally along said ancient fence in a southerly direction the following thirty-two (32) courses: 1) South 49°24'21 11 West 81.90 feet; 2) South 32°43'55 11 East 95.76 feet; 3) South 68°33'1711 West 188.95 feet; 4) South 58°04'53 11 West 75.64 feet; 5) South 33°58'4011 West 77.30 feet; 6) South 01°58'2911 East 56.61 feet; 7) South 19°03'3811 East 55.82 feet; 8) South 29°05'3411 East 373.60 feet; 9) South 08°25'4811 West 502.17 feet; 10) South 04°36'1511 West 200.62 feet; 11) South 48°46'27 11 East 574.67 feet; 12) South 05°29'3111 West 57.37 feet; 13) South 74°33'5911 West 435.78 feet; 14) South 66°00'36 11 West 405.70 feet; 15) South 33°52'28 11 West 188.25 feet;16) South 01°51'5911 East 520.43 feet; 17) South 66°53'4111 East 122.99 feet; 18) South 63°21'3011 East 167.47 feet; 19) South 58°18'2711 East 189.20 feet; 20) South 20°05'01 11 East 205.27 feet; 21) South 23°00'5311 East 147.31feet;22) South 23°26'58 11 East419.38 feet; 23) North 89°21'0711 East 104.28 feet; 24) South 32°05'48 11 East 195.62 feet; 25) South 49°45'56 11 East 204.97 feet; 26) South 34°18'5511 East 213.28 feet; 27) South 12°43'3411 East 273.33 feet; 28) South 23°11'5311 West 368.09 feet; 29) South 39°03'3111 West 246.00 feet; 30) South 61°23'2511 West 176.77 feet; 31) South 69°23'4111 West217.23 feet; 32) South 79°13'2411 West 133.32 feet; thence departing said fence, South 00°00'00 11 West 176.97 feet to the South line of said Section 35; thence South 89°49'43 11 West 950.78 feet to the POINT OF BEGINNING.
CONTAINING: 132.46 Acres, more or less.

ASSESSOR PARCEL NUMBER RP01210.00:

That portion of the East Half of the Northwest Quarter (E%NWY4) of said Section 2, Township 14 South, Range 40 East, Boise Meridian, located in the County of Franklin, State of Idaho, and described as follows:

COMMENCING at the North Quarter Corner of said Section 2; thence South 89°52'15 11 West 122.92 feet along the section line to and existing ancient fence and the POINT OF BEGINNING; thence along said existing ancient fence the following eleven (11) courses: 1) South 05°40'0111 East 274.52 feet; 2) South 13°48'27" West 229.75 feet; 3) South 26°12'34" West 129.65 feet; 4) South 44°28'49" West 102.09 feet; 5) South 74°20'56" West 110.72 feet; 6) South 00°33'4411 East 854.73 feet; 7) South 05°18'4411 East 67.47 feet; 8) South 13°35'52" East 293.45 feet; 9) South 42°16'52 11 West 730.91 feet; 10) North 88°57'13" West 14.46 feet; 11) South 34°06'1 O" West 213.96 feet to the East-West quarter section line; thence South 89°54'1O" West 378.20 feet along said quarter section line to the Center-West Sixteenth Corner of said Section 2; thence North 00°18'23" West 2,638.06 feet along the West line of said East Half of the Northwest Quarter (E%NWY4) of Section 2 to the North Line of said Section 2; thence North 89°52'15" East 1,197.97 feet to the POINT OF BEGINNING.

CONTAINING: 55.55 Acres, more or less.

ASHTON HE PLANT, SUBSTATION AND OFFICE
Parcel #: IDFT-0033
County and State: Fremont, Idaho
Tax ID: RP09N42E211950

Legal Description:
Acreage: 21.810

All of that portion of Government Lot 2 of Section 15, Township 9 North, Range 42 East, Boise Meridian, located in the County of Fremont, State of Idaho.

ASHTON HE PLANT, SUBSTATION AND OFFICE
Parcel #: IDFT-0034
County and State: Fremont, Idaho
Tax ID: RP09N42E158550

Legal Description:
Acreage: 4.0

All of that portion of Government Lot 1 of Section 21, Township 9 North, Range 42 East, Boise Meridian, located in the County of Fremont, State of Idaho.

IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by one of its Vice Presidents, all as of the day and year first above written.

[SEAL]		PACIFICORP
		By	/s/ Ryan Weems

Ryan Weems Vice President, and Assistant Treasurer
Attest:	/s/ Jeffery B. Erb

Jeffery B. Erb Secretary
[SEAL]			THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee
		By	/s/ Karen Yu

Karen Yu Vice President
Attest:	/s/ Mark A. Golder
Mark A. Golder Vice President

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this ____ day of July, 2018, before me, _________________________________, a Notary Public in and for the State of Oregon, personally appeared Ryan Weems and Jeffery Erb, known to me to be Vice President and Assistant Treasurer and Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]

Notary Public, State of Oregon

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of _____________________________)
On _________________________ before me, ___________________________________
(insert name and title of the officer)
personally appeared ________________________________________________________,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_____________________________     (Seal)